UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2023

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation of Company or Bylaws; Change in Fiscal Year.

Amendment to Senior Preferred Stock Certificate of Designations

As previously disclosed, on May 15, 2023, Venus Concept Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “Investors”). Under the Stock Purchase Agreement, the Company may issue and sell to the Investors up to $9,000,000 in shares of newly-created senior convertible preferred stock, par value $0.0001 per share (the “Senior Preferred Stock”), in multiple tranches from time to time until December 31, 2025, subject to a minimum aggregate purchase amount of $500,000 in each tranche (collectively the "Private Placement").

On June 22, 2023, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), thereby amending the Certificate of Designations with respect to the Senior Preferred Stock, filed with the Secretary of State of the State of Delaware on May 15, 2023 (the “Certificate of Designations”). The Certificate of Amendment became effective with the Secretary of State of the State of Delaware upon filing.

The Certificate of Amendment amends the Certificate of Designations to grant voting rights to the Senior Preferred Stock, such that the entire class of Senior Preferred Stock will have an aggregate number of votes equal to the product of (a) the quotient of (i) the aggregate purchase price paid under the Stock Purchase Agreement for all shares of Senior Preferred Stock issued and outstanding as of such time, divided by (ii) the highest purchase price paid by a holder for a share of Senior Preferred Stock prior to or as of such time, multiplied by (b) two. Such formula ensures that no share of Senior Preferred Stock will ever have more than two votes per share, with such number of votes subject to reduction (but not increase) depending on the pricing of future sales of Senior Preferred Stock in the Private Placement. The Senior Preferred Stock will vote with the Company’s common stock on all matters submitted to holders of the Company’s common stock and shall not vote as a separate class.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Designations of Senior Convertible Preferred Stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: June 26, 2022	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer